UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2008

Paladin Holdings, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	00-50059	94-3371514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2344 Woodridge Avenue, Kingsport, Tennessee 37664

(Address of principal executive offices)

(423) 247-9560

(Registrant’s telephone number, including area code)

Bad Toys Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering events that accelerate or increase a direct financial obligation under an Off-Balance Sheet arrangement.

Paladin Holdings, Inc. owns 25% of the outstanding Common Shares of Southland Health Services, Inc. (“Southland”). The following is to update on certain activities affecting Southland and its subsidiaries.

On August 10, 2007, Southland Health Services of Georgia, Inc. (“Southland Georgia”), a wholly owned subsidiary of Southland Health Services, Inc. (“Southland”) entered into a loan agreement with NS Fund I, LLC to borrow $500,000. The loan is secured by all of the property of Southland Georgia. In addition, Southland pledged its shares in Southland Georgia and a security interest in the property of Southland and its wholly owned subsidiary Southland Health Services of Virginia, Inc., formerly Southland Health Services LLC. The loan was paid down to approximately $400,000 as of December 31, 2007. On February 4, 2008, NS Fund I, LLC filed for a Temporary Restraining Order in the Court of Common Pleas, Franklin County, Ohio, Civil Division, Case number 08CVH02-01753.

NS FUNDS I, LLC v. Southland Health Services of Georgia, Inc., Southland Health Services, Inc., Southland Health Services, LLC, Bad Toys Holdings, n/k/a Paladin Holdings, Inc., and Larry N. Lunan, United States District Court for the Southern District of Ohio, Case No. C2-08-126

NS FUNDS I LLC has asserted a claim against the Defendants in which it asserts the right to recover $422,000 under the terms of a promissory note originally issued in the amount of $500,000. The Defendants have answered the complaint. The answer acknowledges the execution of the Note and that funds were advanced but denies that the borrowers were in default when NS FUND I LLC commenced its collection action and sought a restraining order seizing collateral. The Defendants have raised affirmative defenses and have asserted counterclaims arising from the breach of the terms of the loan agreement and the unjustified actions of the lender in pursuing funds from parties who were not holding collateral or account debtors.

The court modified the original temporary restraining order entered on February 4, 2008 against all of the Defendants and limited the order to the collateral in property of Southland Health Services of Georgia, Inc. The temporary restraining order has been converted to a preliminary injunction. Under the preliminary injunction and the restraining order entered by the US District court, Southland of Georgia, Inc. may apply to the court to fund ordinary business expenses from its collateral upon application subject to the right of the Plaintiff to object within three days of the application. The court will then rule on the payment requests. There is not preliminary injunction entered against the other Defendants. The parties are now proceeding with their defense of the case.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paladin Holdings, Inc.

By:	/s/ Larry N. Lunan
Larry N. Lunan, President

Dated: March 24, 2008